UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2007

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At meetings of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Teleflex Incorporated (the "Company") and the Board held on February 26, 2007 and February 27, 2007, respectively, the Committee and the Board approved annual salary increases and compensation awards to certain of the Company's named executive officers, as described below.

(i) 2007 Salaries

The following named executive officers of the Company were granted an increase in annual salary, effective as of January 1, 2007. The annual salary for each of these officers is as follows:

Jeffrey P. Black - $875,500
Martin S. Headley - $424,453
Vince Northfield - $346,500

(ii) 2006 Bonus Awards

Each of the following named executive officers of the Company was awarded a cash performance bonus for the fiscal year ended December 31, 2006 in the following amounts:

Jeffrey P. Black - $416,500
John J. Sickler - $200,000
Martin S. Headley - $112,890
John B. Suddarth - $222,600
Vince Northfield - $116,500

(iii) Stock Option Awards

Each of the following named executive officers of the Company was granted stock options in the following amounts:

Jeffrey P. Black - 78,755
Martin S. Headley - 22,602
Vince Northfield - 14,269
John B. Suddarth - 12,971

The stock options will vest in three equal annual installments beginning one year from the date of grant, and have an exercise price per share equal to the average of the high and low sales prices of the Company's common stock on the date of grant, as reported on the New York Stock Exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

March 5, 2007	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman, President and Chief Executive Officer